GREAT FINANCIAL BANK
One Financial Square
Louisville, KY 40202-3322

March 3, 1997

Mr. Robert J. Babine
Treasurer and Chief Financial Officer
In-House Rehab, Inc.
325 West Main Street, Suite 1400B
Louisville, KY 40202

Dear Bob:

In accordance with recent discussions, Great Financial Bank, FSB ("Great Financial") is pleased to confirm its willingness to make the following credit facility or facilities (individually or collectively, the "Loan") available to In-House Rehab, Inc., (the "Borrower") subject to the terms and conditions described herein. While these and other specific items will be incorporated in the loan documents and possibly a separate loan agreement (the "Agreement"), a description of the most basic elements is summarized below for the purpose of establishing a preliminary understanding as well as recording Great Financial's willingness to extend the following Loan. This commitment (the "Commitment") is subject to the Borrower's execution and delivery of such documents, containing such terms and conditions, as Great Financial may reasonably require (including the Agreement, the "Loan Documents"), and consequently this Commitment is not meant to be all inclusive of the contents of the Loan Documents.

Terms and Conditions:

Borrower: In-House Rehab, Inc. and/or Perennial Development Corporation

Credit Facility: Revolving Line of Credit

Amount: $4,500,000.00

Purpose: Working capital requirements of the Borrower

Maturity: October 2, 1997

Interest Rate: The Prime Rate of Great Financial plus 1/4 of 1%, which rate is subject to change from time to time, as the Prime Rate changes

Repayment: Monthly payment of all accrued interest. The outstanding balance of principal, accrued interest, fees, and charges due at maturity.

Collateral: A first priority lien on all business assets of the Borrower.

Guarantor: Perennial Development Corporation

Origination Fee: 1/4 of 1% on $2,000,000 (the increased principal amount of the note).

Additional Terms and Conditions Precedent to Closing:

1. Execution of a Loan Agreement in form and substance acceptable to Great Financial. In addition to such other customary or reasonably required terms and conditions, the Loan Agreement shall contain such financial, negative and affirmative covenants as are reasonably required by Great Financial.

2. Execution of a Borrowing Base Agreement, which among other terms and conditions would limit draws under the line of credit to 75% of eligible accounts receivable. The Borrower agrees to provide Great Financial a Borrowing Base Certificate, within 20 days of the end of each calendar month. The Borrower also agrees to provide GFB with a monthly listing and aging of accounts receivable and a monthly listing and aging of accounts payable.

3. The Borrower agrees to provide Great Financial with monthly financial statements, to include at a minimum, a balance sheet, an income statement, and a statement of cash flows, prepared in accordance with GAAP, no later than 20 days after the end of each calendar month.

4. The Borrower agrees to provide Great Financial with a CPA Audited annual financial statement with an Unqualified Opinion, prepared in accordance with GAAP, no later than 120 days after the end of the company's year end.

5. Borrower represents, warrants, agrees and certifies that Borrower is in compliance with, and will continue to comply with, all laws and regulations applicable to its business and properties; that Borrower has adequate insurance, with premiums paid, for its business and properties; that Borrower has filed all taxes, federal, state, and local tax returns and paid all taxes, charges, levies and assessments that are due; that Borrower will continue business operations in substantially the same manner as at present; and that borrowing under this credit facility does not violate or cause default under any agreement to which Borrower is a party.

6. Borrower shall maintain or cause to be maintained at all times, with financially sound and reputable insurers acceptable to Great Financial, such hazard and liability insurance with respect to its properties, assets and business, to such extent, against such hazards, in the amount of coverage and with such deductibles as are commonly carried by prudent businesses similarly situated. Such policies of insurance shall name Great Financial as an additional insured and loss payee with respect to any and all of Borrower's properties in which Great Financial has any interest and shall contain a statement that such insurance may not be canceled or terminated without thirty
(30) days prior written notice to Great Financial. Upon closing of the credit facilities and without written demand by Great Financial, Borrower shall furnish to Great Financial full evidence of such insurance, and shall promptly effect such additional insurance to protect against such additional risks and in such amounts as Great Financial may reasonably request from time to time.

7. Evidence satisfactory to Great Financial that the Borrower has perfected in Great Financial's favor, a security interest in all of the collateral described in the loan documents, free and clear of other liens and encumbrances.

8. Borrower agrees to maintain all depository accounts with Great Financial.

9. The Borrower shall pay the costs and expenses incurred by Great Financial in negotiating, preparing, closing, and recording the loan documents, including fees and expenses of Great Financial's counsel, if any, and costs and expenses associated with any search(es) of the public records. All such costs and expenses shall be paid at Closing; and if for whatever reason the Loan does not close, the Borrower hereby agrees to pay to Great Financial on demand any and all reasonable costs, fees and expenses incurred by Great Financial.

10. The Borrower agrees to provide Great Financial with any other documentation, in form acceptable to Great Financial, which Great Financial in its sole discretion deems necessary for the credit facility.

11. The absence of material adverse change in the Borrower's financial condition from the last financial statement delivered to Great Financial.

12. The absence of any event coming to the attention of Great Financial which should have been disclosed to Great Financial and which has or could have a material adverse effect on the Borrower and/or on the ability of the Borrower to satisfy the terms and conditions of this Commitment and to repay the Credit facility.

13. This commitment letter will serve as an amendment to the Loan Agreement dated as of October 29, 1996 between Great Financial, the Borrower, and the Guarantor; however, only to the extent that the date of the note and the principal amount of the note have been changed herein. All other terms and conditions of the Loan Agreement remain the same.

If this letter sets forth the general terms and conditions upon which you would be willing to enter into the contemplated credit facility, please deliver to me on or before the close of business on March 15, 1997, the enclosed copy of this letter signed on behalf of the Borrower and the Cosigners. If the signed copy is not received by Great Financial on or before the close of business on March 15, 1997, this commitment shall expire and become null and void.

I look forward to working with you. If you have any questions, or if I can be of any assistance, please give me a call.

Sincerely,

/s/ Kenneth J. Bewick
First Vice President

AGREED AND ACCEPTED:

PERENNIAL DEVELOPMENT CORPORATION

By: /s/ Robert J. Babine
   Robert J. Babine
   Treasurer and Chief Financial Officer
Date:  3-5-97

IN-HOUSE REHAB, INC.

By: /s/ Robert J. Babine
   Robert J. Babine
   Treasurer and Chief Financial Officer
Date:  3-5-97

                        SECURITY AGREEMENT

Account Number ------------------

     This is a Security Agreement dated March 3, 1997 between IN-HOUSE REHAB, INC. ("Debtor") of 325 West Main Street, Suite 1400B, Louisville, KY 40222, and GREAT FINANCIAL BANK, FSB ("Secured Party"), One Financial Square, Louisville, Kentucky 40202.

     1. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in all of Debtor's right, title and interest in and to the following described property, in any and all additions and accessions thereto and replacements thereof and in the proceeds, both cash and non-cash, of any sale or other disposition of that property, all of which are collectively referred to as the "Collateral".

     (a) All inventory of the Debtor, now owned or hereafter acquired; (b) all Accounts, accounts receivable and Chattel Paper of the Debtor, now existing or hereafter arising, including but not limited to all rights to payment for services rendered, whether or not earned by performance; (c) all Equipment and Machinery (including but not limited to Mobile Goods) of the Debtor and all replacements thereof and accessions thereto, whether or not the same are or may become Fixtures; (d) all negotiable Documents of Title; (e) all General Intangibles of the Debtor; (f) all Goods, Instruments, Documents, policies and certificates of insurance, proceeds of insurance, securities, tax refunds, letters of credit and credit devises, Deposit Accounts, cash and other property owned by the Debtor or in which Debtor has an interest whether or not now or hereafter in the possession of the Secured Party of a Bailee or regardless of whether the Secured Party may now or hereafter control possession by documents of title or otherwise; and (g) all other personal property and Goods of the Debtor, regardless of how classified, including but not limited to all office supplies, furniture, office, store and trade fixtures and leasehold improvements, patents, trademarks and copyrights.

     As used herein, the terms "Inventory," "Accounts," "Chattel Paper," "Mobile Goods," "Fixtures," "Documents," "Equipment," "General Intangibles," "Instruments," "Goods," "Deposit Accounts," and "Bailee" shall have the meaning given to them in Kentucky Revised Statutes Chapter 355.

     2. Obligations Secured. The security interest created herein secures payment and performance of all liabilities and obligations of the Debtor to the Secured Party of every kind and character, now existing or hereafter incurred, whether direct or indirect, absolute or contingent, joint or several, however owned, held or acquired by the Secured Party. IT BEING THE EXPRESS INTENTION OF THE DEBTOR BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT TO SECURE ALL LIABILITIES AND OBLIGATIONS OF THE DEBTOR TO, AND ALL FINANCIAL ACCOMMODATIONS BY, THE SECURED PARTY, TO OR FOR THE BENEFIT OF THE DEBTOR, INCLUDING BUT NOT LIMITED TO LOANS, LINES OF CREDIT, HONORED OVERDRAFTS, GUARANTIES OF THE OBLIGATIONS OF THIRD PARTIES AND DISCOUNTS. Without limiting the generality of the foregoing, the security interest created hereby secures payment and performance of:

If Checked Here [X] all indebtedness of the debtor evidenced by the promissory note in the principal amount of $4,500,000.00, dated March 3, 1997, all obligations contained therein, and any amendments, replacements, and substitutions therefor or extensions thereof;

If Checked Here [ ] arising out of that certain letter of credit agreement
dated                , 19      , between the Debtor and the Secured Party;
If Checked Here [ ] arising out of that certain Guaranty Agreement dated
      , 19      , guarantying certain Guarantied Obligations, as therein
defined, of                                    to Secured Party;

     3. Representations and Warranties. To induce Secured Party to enter into this Security Agreement, Debtor represents, warrants and covenants as follows:

     (a) If Debtor is a corporation, then it is duly organized and validly existing under the laws of the state of its incorporation, and it has full power and authority to enter into this Security Agreement; and the execution, delivery and performance of this Security Agreement have been duly authorized.

     (b) If Debtor is a partnership, then it has full power and authority to enter into this Security Agreement; and the execution, delivery and performance of this Security Agreement have been duly authorized by all of the partners of this partnership.

     (c) If Debtor is an individual, then he has full power and authority to enter into this Security Agreement.

     (d) This Security Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

     (e) Debtor has good and marketable title to the Collateral, and the Collateral is not subject to any lien, charge, encumbrance, claim or security interest, or any pending or threatened legal proceeding, except the following:
     (f) The Collateral will be kept at the following location: ----------- If no address is here given, then the Collateral will be kept at the address first above given for Debtor. Debtor will not permit the Collateral to be kept or stored at any location other than that shown without the prior written consent of Secured Party.

     (g) If Debtor is a corporation, its registered office, as set forth in its most recent filing with the Kentucky Secretary of State which officially designates its current registered office is 3200 Providian Tower, Louisville, KY 40202; if Debtor is an individual, general partnership, limited partnership, cooperative association, business trust, credit union or other organization (as defined in KRS 355.1-201) its principal place of business and
residence is                                   .  The Debtor's chief executive
office is located at 9505 Williamsburg Plaza, Louisville, KY 40222 . Debtor will immediately notify Secured Party in writing of any change in the location of Debtor's registered office, principal place of business, residence or chief executive office.

     (h) All financial statements, certificates or other information concerning Debtor's financial condition, or concerning the Collateral, has been in all respects accurate, true and correct.

     (i) The Collateral is intended for use primarily for (check one) [X] Business Use or [ ] Consumer Use, and (check one) [ ] is or [X] is not being acquired with the proceeds of one of the obligations secured by this Security Agreement. If the Collateral is being acquired with the proceeds of one of the obligations secured in this Security Agreement, Secured Party may disburse directly to the seller of the Collateral.

     (j)  During the past five (5) years, Debtor has conducted business under no trade name or assumed business name other than its real name and the
following:                                                      .

     4. Insurance. Debtor, at its own expense, shall insure the Collateral against fire, theft and casualty damage in the amount not less than the outstanding balance of the obligation secured by this Security Agreement. Such insurance shall be satisfactory to Secured Party as to form and amount. Debtor has the right to choose the agent and insurer from which such insurance is obtained, except that Secured Party may, for reasonable cause, refuse to accept an insurer offered by Debtor. Such insurance shall name Secured Party as an insured to the extent of its interest, and shall afford to Secured Party such additional protection to insure against such additional risks or hazards as Secured Party may request from time to time. Such insurance shall provide that the insurance provided thereunder cannot be cancelled without 14 days prior written notice to Secured Party. Debtor shall provide Secured Party with evidence satisfactory to it of Debtor's due compliance with this paragraph. Debtor hereby assigns to Secured Party all sums which become payable under any insurance covering the Collateral including without limitation, returned or unearned premiums and dividends, and appoints Secured Party as attorney for Debtor in obtaining, adjusting, settling, compromising and cancelling such insurance and endorsing any drafts drawn to Debtor pursuant to such insurance.

     5.   Receivables - Special Provisions

     (a) If any event of default hereunder occurs, the Secured Party shall have, in addition to the rights set forth elsewhere in this Security Agreement, the right to notify debtors obligated on any or all Accounts, accounts receivable or Chattel Paper of the Debtor ("Receivables") to make payments directly to the Secured Party, and to apply the whole or any part of such payments against the obligations secured by this Security Agreement, the order and method of such application being in the sole discretion of the Secured Party. Until the Secured Party notifies debtors to make payments directly to the Secured Party, Debtor shall continue to collect payments of the Receivables. If any event of default has occurred and is continuing, Debtor shall not use the proceeds from payments on any of the Receivable to satisfy any indebtedness to any person other than the Secured Party. If Debtor collects payments on any of the Receivables after an event of default has occurred and while it is continuing, or if Debtor receives any payments after notice has been given to make payments directly to Secured Party, Debtor shall hold the proceeds received from that collection in trust for the Secured Party and shall turn over such proceeds to the Secured Party immediately in the identical form received. In the event of such payment, the Secured Party shall credit the proceeds as payment of the obligations secured by this Security Agreement first to interest, then to principal. Any credit given to Debtor for proceeds in form other than cash shall be conditional upon final payment of the items, and if any item is not paid the amount of any credit given for it shall be charged to Debtor whether or not the item is returned, and such amount shall be a part of the obligations secured by this Security Agreement.

     (b) Debtor shall have no power to, and shall not, waive, compromise or discount any Receivables without the prior written consent of the Secured Party.

     (c) If the Secured Party deems itself insecure and upon notification to Debtor, the Debtor shall immediately deliver to the Secured Party any Receivables evidenced by a promissory note, trade acceptance, Chattel Paper or other instrument, appropriately endorsed to the Secured Party's order. Debtor authorizes the Secured Party to endorse same on Debtor's behalf. Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     (d) The Debtor hereby irrevocably constitutes the Secured Party as Debtor's agent and attorney-in-fact to (a) proceed against debtors obligated on Receivables in Debtor's name or in the Secured Party's name, and (b) sign and endorse all checks, drafts and other instruments in payment of Receivables, and (c) perform all such other acts with respect to Receivables as the Secured Party may in its discretion deem necessary to effectuate the security intended to be granted in this Security Agreement.

     THE ADDITIONAL PROVISIONS PRINTED ON ANY ADDITIONAL PAGE SHALL FORM A PART OF THIS AGREEMENT AND ARE HEREBY INCORPORATED BY REFERENCE.

     6. Obligations Regarding Collateral. Debtor shall keep and maintain the Collateral in good condition and repair and under adequate condition of storage to prevent its deterioration or depreciation in value. Debtor shall keep the Collateral free and clear of liens and shall declare and pay all assessments, charges or taxes. If Debtor fails to pay such assessments, charges or taxes Secured Party may, but is not obligated to, pay them, and such payment shall be deemed conclusive evidence of the legality or validity of such assessments, charges or taxes. If Debtor fails to provide insurance pursuant to paragraph 4 of this Security Agreement, Secured Party may, but is not obligated to, pay for insurance. Debtor shall promptly reimburse Secured Party for any payments made pursuant to this paragraph, and until reimbursement, such payments shall be a part of the obligations secured by this Security Agreement.

     7. Use and Inspection of Collateral. Debtor shall not use the Collateral or the proceeds of any loans secured by the Collateral in violation of any federal or state statute, or local ordinance, and Secured Party shall have the right to inspect the Collateral at the premises of Debtor or wherever the Collateral may be located.

     8. Default. At the option of Secured Party and without necessity for demand or notice, the happening of any of the following events shall constitute an event of default hereunder:

     (a) Failure of Debtor to pay when due any obligation secured by this Security Agreement, or any installment on any such obligation;

     (b) Failure of Debtor to keep or perform any of the terms or provisions of this Security Agreement, or of any note or other evidence of any obligations secured by this Security Agreement;

     (c) Any warranty, representation or statement made herein or otherwise furnished to Secured Party by or on behalf of Debtor proves to be false in any material respect;

     (d) Loss, theft, damage, destruction or encumbrance of the Collateral, or any part thereof, or the making of a levy, seizure or attachment thereof or thereon;

     (e) The sale or other disposition of the Collateral or any interest therein without the prior written consent of Secured Party;

     (f) The Collateral should become the subject matter of litigation which might, in the opinion of Secured Party, result in substantial impairment or loss of the security intended to be provided by this Security Agreement;

     (g) Any of the following by or to Debtor or to any guarantor or endorser of any obligation secured by this Security Agreement: Death (if an individual); unless steps are taken within 60 days thereafter to reasonably satisfy the Secured Party that the Note will be paid and when due, any failure in business; any general assignment for the benefit of creditors; the filing of any petition for relief under the provisions of the Bankruptcy Act, or for relief under any insolvency law, either voluntarily or involuntarily; dissolution, termination of existence, or appointment of a receiver of any part of the property of Debtor;

     (h) Secured Party should deem itself insecure, or Secured Party in good faith believes that the prospect for payment of any obligation secured by this Security Agreement, or any installment on any such obligation has been impaired;

     (i) If Debtor is a corporation, any event should occur (including without limitation, transfer, sale or other disposition of shares of Debtor by the shareholders on the date of this Security Agreement, or the issuance by Debtor of shares of Debtor to persons not shareholders of Debtor on the date of this Security Agreement) which would cause fifty percent or more of the then outstanding shares of Debtor to be owned by persons other than one of the shareholders of Debtor on the date of this Security Agreement, without Debtor having first received the prior written consent of Secured Party;

     (j) Debtor or any guarantor or endorser of any obligation secured by this Security Agreement should default in any obligation to or agreement with any person or entity by which Debtor or such guarantor or endorser or any of their properties are bound;

     (k) Debtor or any officer, director, agent, tenant or employee of the Debtor is charged, indicted, or convicted of any criminal offense by the federal or any state government which, in the sole and reasonable exercise of the Secured Party's discretion, shall place any of the Collateral at risk of forfeiture to the federal or any state government.

     9.   Remedies.  Upon any event of default under this Security
Agreement, Secured Party may at its option declare any and all obligations secured by this Security Agreement immediately due and payable; and, in addition to exercising all other rights or remedies proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code. The rights of Secured Party upon default shall include, without limitation, the following:

     (a) The right to the immediate possession of the Collateral without requirement of notice or demand, or of legal process. In exercising this right, Secured Party may enter into the premises of Debtor, without requirement of any legal process and Secured Party may pursue the Collateral wherever it may be found. After retaking possession, Secured Party shall be entitled to sell the Collateral at public or private sale, in accordance with the requirements of the Uniform Commercial Code, or other law regulating such sale.

     (b) The right to recover the reasonable expenses of preparing the Collateral for sale, and for selling the Collateral, and other like expenses, together with court costs and reasonable attorney fees incurred in realizing upon the Collateral or enforcing any provision of this Security Agreement.

     (c) The right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonable and convenient to both parties.

     (d) The right to require Debtor to store the Collateral, at its own costs and risk, on behalf of Secured Party after Secured Party has retaken possession of Collateral. Such storage shall be in such manner as to prevent any deterioration of the Collateral, and shall be for a reasonable time pending the sale or other disposition of the Collateral.

     (e) The right to proceed by appropriate legal process to enforce any provisions of this Security Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of Secured Party, or for the sale of the Collateral under the judgment or decree of any court.

     10. Remedies Cumulative. The rights and remedies of Secured Party in this Security Agreement shall be deemed to be cumulative, and any exercise of any rights or remedies by Secured Party shall not be deemed to be an election of that right or remedy, to the exclusion of any other right or remedy.

     11. No Waivers. Any forbearance, failure or delay by Secured Party in the exercise of any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any right, power or remedy, shall not preclude the further exercise thereof. Every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

     12. Notice. Any requirement of the Uniform Commercial Code of reasonable notice, whether to Debtor or to any other party, shall be met if such notice is mailed, postage prepaid, to Debtor, or as the case may be, to such other party to whom notice is required, at the address shown for each of them respectively on the records of Secured Party at least five days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

     13. Severability. Any provision of this Security Agreement prohibited by any law applicable to this Security Agreement shall be ineffective to the extent of such prohibition without invalidating or affecting in any manner the remaining provisions of this Security Agreement. If any part, term or provision of this Security Agreement is held by any court to be illegal, or in conflict with any law applicable to this Security Agreement, the rights and obligations of the parties shall be construed and enforced as if this Security Agreement did not contain that particular part, term or provision.

     14. Headings. The headings in this Security Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Security Agreement.

     15. Benefit. This Security Agreement shall inure to the benefit of Secured Party and its successors and assigns, and all obligations of Debtor shall bind its heirs, executors or administrators, and its successors and assigns. If these is more than one Debtor, their obligations hereunder shall be joint and several.

     16. Filing of Copies. A carbon copy, photocopy or other reproduction of (a) this Security Agreement, or (b) any financing statement covering all or part of the Collateral, is sufficient as a financing statement.

     17. This agreement shall be governed by the laws of the Commonwealth of Kentucky to the extent allowed by the Uniform Commercial Code.

     IN WITNESS WHEREOF, Debtor and Secured Party have signed this Security
Agreement on       3-5      , 19 97 .

Debtor:  IN-HOUSE REHAB, INC.

By:  /s/ Robert J. Babine
Robert J. Babine, Treasurer and Chief Financial Officer


GREAT FINANCIAL BANK, FSB

By:  /s/ Kenneth J. Bewick
Kenneth J. Bewick, First Vice President
                                           ----------------------------------
                              Account key (for internal use only)

                         PROMISSORY NOTE
                      Revolving Credit Loan
$4,500,000.00                                       March 3, 1997
                                             Louisville, Kentucky

          For value received the undersigned Maker(s), (individually or collectively, the "Maker"), promises to pay to the order of Great Financial Bank, FSB (the "Lender"), at its home office in Louisville, Kentucky, the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS, together with interest on the principal of this note from time to time outstanding at an annual rate set forth below.

1. INTEREST RATE. The principal balance of this note outstanding at any time shall bear interest as is checked below from the date of this note first set forth above until paid in full at a rate equal to the following:

     1.1  [ ]  Fixed Rate:        % per annum.

     1.1 [ X ] Variable Rate: A variable rate per annum which is equal to the sum of the "Prime Rate" charged by the Lender, from time to time in
effect, plus   1/4 of 1   percentage points, provided, however, if checked
here [ ], the annual interest rate shall not be less than       % nor shall it
exceed       %.  As used in this note, "Prime Rate" means the annual rate set by the Lender from time to time to establish the annual interest rate applicable to extensions of credit by the Lender which bear interest related to the Lender's Prime Rate. The Prime Rate is not necessarily the Lender's best or lowest rate of interest. The Lender's Prime Rate shall be posted at all times in the offices of the Commercial Lending Division at the Lender's home office in Louisville, Kentucky. The interest rate of this note shall be adjusted from time to time on the same day on which the Prime Rate is changed by the Lender. As of the date of this note the Prime Rate is 8.25% and the annual interest rate of this note is 8.50%.

     1.2 Interest Accrual. All interest on this note shall be computed on the basis of the actual number of days elapsed over an assumed year of 360 days, or if checked here [ ], over a year of 365 days, or

          if checked here [ ], over an assumed year of 360 days with 30 day months.

2. REPAYMENT TERMS. This note is a revolving credit note under which advances may be made by the Bank from time to time under the terms and conditions set forth in this note. Amounts once borrowed and repaid may be reborrowed in accordance with the terms and conditions set forth in this note.

     All accrued interest shall be paid, until this note has been paid in full, beginning on April 2, 1997 and continuing on the same successive day every: [ X ] month; [ ] three (3) months; [ ] other (insert frequency):
 . The outstanding balance of principal, accrued interest, charges and fees shall be due and payable in full on October 2, 1997 (the "Maturity Date").

     If checked here [ X ], advances made under this note are subject to the terms of a Borrowing Base Agreement dated Marcy 3, 1997, which governs conditions and circumstances under which advances may be made under this note.

     If checked here [ ], the Borrower shall be required to maintain a zero
balance outstanding under this note for a period of          days during the
term of this note.

     Time shall be of the essence in making all payments of principal and/or interest due under this note.

3. LATE CHARGE. If the Maker fails to pay any installment of principal and/or interest due hereunder within fifteen (15) days after the payment first became due and payable, the Maker shall pay the Lender a "late charge" equal to the greater of (i) five percent (5%) of each such overdue payment, or
(ii) $25.00 each. If not sooner paid, all late charges shall be payable on the Maturity Date.

4. UNPAID INTEREST; DEFAULT RATE. At the discretion of the Lender, interest not paid within 14 days of its due date will be added to the outstanding principal balance of this note and will bear interest at the rate indicated on the front of this note. Notwithstanding any other provision in this note to the contrary, upon maturity, whether by acceleration or otherwise, at the discretion of the Lender, the principal balance of this note shall bear interest thereafter until paid in full at 3 percentage points in excess of the interest rate of this note. Acceleration of maturity occurs if the Lender exercises its option to deem this note immediately due and payable.

5. APPLICATION OF PAYMENTS. Payments shall be applied first to accrued but unpaid interest, then to the principal balance outstanding, and then to any late fee or charge outstanding under this note.

6. COLLATERAL SECURITY. To secure payment of this note, any renewals or extensions thereof, and all other existing and future indebtedness (direct or contingent) of the Maker to the Lender, the Lender has been given the property described below, or the property described in any instruments described below, or a lien on such property, and any additions to or substitutions for the same, as well as all property which now or hereafter is listed under any separate security agreement, instrument or document as directly or indirectly securing this note, and also all money and other property held by the Lender on deposit, in safekeeping or otherwise for the account of or to the credit of the Maker:

All Business Assets of IN-HOUSE REHAB, INC., as evidenced in the Security Agreement dated as of March 3, 1997.

7. DEFAULT; REMEDIES. In the event (i) the Maker fails to make any payment when due under this note or under any other notes or obligations of the Maker to the Lender, or (ii) the Maker or any endorser or guarantor of this note shall be adjudged a bankrupt, or file a petition in bankruptcy, or have a petition filed against them, or (iii) the Maker or any endorser or guarantor of this note shall, in the sole opinion of the Lender, experience a material adverse change in its, his or her financial condition, or (iv) a writ or order of attachment or garnishment shall be issued or made against any property of the Maker or any endorser or guarantor of this note, or (v) of dissolution, termination of existence, or material change in the ownership of the Maker of any endorser or guarantor of this note, or (vi) the Maker or any endorser or guarantor of this note fails to provide financial statements or other financial information on a timely basis when reasonably requested by the Lender, or (vii) the Bank in good faith deems itself insecure with respect to repayment of this note, or in good faith believes that the prospect of payment is impaired, or (viii) of the death of any Maker or any endorser or guarantor of this note, or (ix) the Maker or any endorser or Guarantor of this Note shall default under or breach this Note, any other note, loan agreement, warranty or other agreement with Lender, then in any such case, (a) the Lender may terminate any obligation of the Lender to make further advances under this note, and (b) the entire unpaid principal balance of and all accrued interest on this note and/or all liabilities of the Maker to the Lender shall be considered to be in default and, at the Lender's option, forthwith become due and payable without demand or notice, and the Lender may sell at public or private sale any or all of the property securing this note, or substitutes therefor or additions thereto, and if such sale be public, the Lender may purchase such property or any part thereof. The proceeds of any sale made hereunder, after deducting any expense incident to said sale, together with the cost of handling said property, may be applied by the Lender, as it shall deem proper, to any one or more or all of the liabilities of the Maker to the Lender, whether such liabilities are due or not, and the balance of said proceeds, if any, shall be returned to the Maker.

     If any Maker is a corporation, partnership, limited partnership, limited liability company or any other type of business entity, the happening of any of the following events without the Lender's prior written consent shall render this note in default and, at the option of the Lender, immediately due and payable without demand or notice: (1) a merger or consolidation of the Maker or any subsidiary of the Maker with or into any corporation or other legal entity, or a merger or consolidation of one or more other such entities with or into the Maker; (2) the sale, lease, transfer or other disposition of all or any substantial part of the assets of the Maker, whether now owned or hereafter acquired; (3) an acquisition by the Maker of all or substantially all of the assets or outstanding capital stock of any other business entity; or (4) any one or more transfers, sales or other dispositions of shares of any class of stock of the Maker by shareholders on the date of this note, or the issuance by Maker on one or more occasions of shares of any class of stock of the Maker to persons not shareholders of the Maker on the date of this note, which in the aggregate would cause 50% or more of the then outstanding shares of such class of stock to be owned by persons other than one of the shareholders of the Maker on the date of this note.

     Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this note, or of any security agreement, instrument or document (including without limitation any guaranty) securing Maker's obligations under this note, or of any such holder's rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law.

8. SEVERABILITY. If at any time any provision of this note shall be determined to be illegal, invalid or unenforceable, the rights and obligations of the parties shall be construed and enforced with that provision limited so as to make it enforceable to the greatest extent allowed by law or, if it is totally unenforceable, as if this note did not contain that particular provision.

9. GOVERNING LAW. This note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

10. ATTORNEYS FEES; COSTS OF COLLECTIONS. If there is any default under this note, and this note is placed in the hands of an attorney who is not a salaried employee of the Lender for collection, or is collected through any court, including any bankruptcy court, the Maker promises to pay to the holder hereof such court costs and reasonable attorney's fees as are incurred by the holder.

11. MISCELLANEOUS. The Borrower agrees that payments received on this note by check, draft or other non-cash item shall not be deemed to be made until the Lender has received final payment of the check, draft or non-cash item from the financial institution that it is drawn upon.

     All parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law. The holder of this instrument may, from time to time and in one or more instances, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note (1) renew this note or extend the time for payment of principal or interest from time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange, or release any property in which the Lender has any interest securing this note, (5) justifiably or otherwise, impair any collateral securing this note or suspend or release the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and accept, as additional security, the signature or signatures of additional parties, or a security interest in property of any kind, or both.

     If checked here [ ], this note is a renewal of that certain promissory
note dated                        in the principal amount of $
   .

     If checked here [ X ], this note is issued pursuant to the terms of a certain letter or loan agreement dated as of October 29, 1996, and as amended March 3, 1997, to which both the Maker and the Lender (with the possible addition of other parties) are parties (the "Agreement"), and this note is subject to the terms and conditions of said Agreement.

     This note was executed as of and is effective as of the date set forth above, but was actually executed on the date(s) set forth below.

     IF MORE THAN ONE PERSON SHALL SIGN THIS NOTE, THE OBLIGATION OF ALL SUCH PERSONS SHALL BE JOINT AND SEVERAL AND ANY REFERENCE IN THIS NOTE TO THE "MAKER" SHALL REFER TO EACH ONE SEPARATELY AS WELL AS TO ALL.

IN-HOUSE REHAB, INC.

by:  /s/ Robert J. Babine
      Robert J. Babine,
      Treasurer and Chief Financial Officer

Date:          3-5-97

Reviewed:
          (officer initials)